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Exhibit 10.30

AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

    THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT, is dated as of April 26, 2001, by and between Johnson & Johnson Medical Division of Ethicon, Inc., a New Jersey corporation ("Seller") and Oxboro Acquisition, Inc., a Minnesota corporation ("Acquisition") and Oxboro Medical, Inc., a Minnesota corporation (the "Company").

WITNESSETH

    WHEREAS, Seller and the Company have previously entered into an Asset Purchase Agreement, dated as of April 24, 2001 (the "Agreement"); and

    WHEREAS, the Company is the sole shareholder of Acquisition; and

    WHEREAS, the parties to the Agreement wish to amend the Agreement in order that Acquisition may purchase the assets of Seller according to the Agreement, in lieu of and in substitution for the Company.

    NOW, THEREFORE, in connection with and in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound hereby, Seller, Acquisition and the Company hereby agree as follows:

Article I

    1.1 Capitalized terms used but not otherwise defined herein shall have the same meanings as in the Agreement.

Article II

    2.1 In the Agreement, the term "Buyer" shall mean Oxboro Acquisition, Inc. and shall, in each and every instance, refer only to Oxboro Acquisition, Inc. and not Oxboro Medical, Inc.

Article III

    3.1 The Company, jointly and severally with Acquisition, hereby represents and warrants to Seller, as of the date hereof, as to each representation and warranty contained in Article IV of the Agreement as if made in respect of the Company.

    3.2 The Company and Acquisition further jointly and severally represent and warrant that: (i) Acquisition has issued and outstanding one class of capital stock which is its common stock, $.01 par value (the "Common Stock") (ii) the Company is the sole holder of the Common Stock (ii) the Company holds 1,000 shares of its Common Stock, all of which shares have been duly authorized, validly issued, fully paid and non-assessable, (ii) no preemptive right or rights of first refusal exist with respect to the shares of Common Stock of Acquisition, (iii) no preemptive rights or rights of first refusal with respect to the Common Stock arise by virtue of or in connection with the transactions contemplated by the Agreement or this Amendment No. 1 to the Agreement and (iv) there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require Acquisition to issue or sell any shares of its Common Stock.

Article IV

    4.1 The Company unconditionally and irrevocably guarantees (the "Guaranty") to Seller the prompt and complete performance by Acquisition of all of the obligations of Acquisition to Seller including, without limitation, the payment obligations pursuant to Sections 2.3 and 2.4 of the

Agreement (the "Payment"). If Acquisition does not make any required Payment under the Agreement, the Company shall promptly make the same and shall thereafter become jointly and severally liable therefor to the same extent as Acquisition.

    4.2 The Company agrees that its liability under the Guaranty shall be primary and direct, and that Seller shall not be required to pursue any right or remedy it may have against Acquisition under any agreement with Acquisition or otherwise (and shall not be required to first commence any action or obtain any judgment against Acquisition or against property of Acquisition) before enforcing this Guaranty against the Company.

    4.3 The Guaranty is an absolute, unconditional, complete and continuing guaranty of payment and performance of Payment and shall continue to be in force and binding upon the Company until Payment has been made in full and all such obligations have been satisfied.

    4.4 No delay on the part of Seller in the exercise of any power or right shall operate as a waiver of the Guaranty, nor shall any single or partial exercise of any power or right preclude other further exercise thereof or the exercise of any other power or right.

Article V

    5.1 Except as modified herein, all of the terms and conditions of the Agreement remain unchanged and in full force and effect and are hereby ratified as of the date hereof by the parties hereto. In the event of a conflict in the terms of the Agreement and this Amendment No. 1, the terms of this Amendment No. 1 shall control.

    5.2 This Amendment No. 1 to the Agreement may be executed in counterpart signature pages, each of which shall be deemed an original.

    5.3 Any provision of the Agreement may be further amended or waived, but only if in writing and signed by each party to this Amendment No. 1 to the Agreement, in the case of an amendment, or in the case of waiver, in writing and signed by the party against whom the waiver is to be effective.

    5.4 This Amendment No. 1 may be executed in multiple counterparts, each of which is deemed to be an original, and all such counterparts constitute but one instrument.

    [Remainder of page intentionally left blank.]

    IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 to the Agreement as of the day and year first above written.

OXBORO MEDICAL, INC.
By:	/s/ J. DAVID BERKLEY
Name:	J. David Berkley
Title:	President
OXBORO ACQUISITION, INC.
By:	/s/ J. DAVID BERKLEY
Name:	J. David Berkley
Title:	President
JOHNSON & JOHNSON MEDICAL DIVISION OF ETHICON, INC.
By:	/s/ CURT SELQUIST
Name:	Curt Selquist
Title:	Company Group Chairman

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Exhibit 10.30